UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Aeva Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street
Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AEVA	The Nasdaq Stock Market LLC
Warrants to purchase common stock	AEVAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2025, Aeva Technologies, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with a certain accredited investor (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement (the “Offering”) an aggregate of 3,509,719 shares of common stock of the Company, par value $0.0001 at a price of $9.26 per share, for aggregate gross proceeds of approximately $32.5 million. The purchase price is approximately equal to the volume weighted average price (the “VWAP”) of the common stock for the seven trading days ended May 9, 2025. However, in the event that the VWAP calculated for ten (10) days immediately preceding the Record Date (defined below) is less than $7.41, the price per share shall be equal to such VWAP calculated for ten (10) days immediately preceding the Record Date; provided, further that the price per share shall be no less than such amount that would render the Investor as holder of more than 9.9% of the Company stock. The “Record Date” shall mean the earlier of (a) two months after the signing of the Subscription Agreement, or (b) the date the closing conditions have been completed. The Offering is expected to close upon completion of customary closing conditions, including regulatory approval.

The Company common stock to be issued in the Offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any U.S. state securities laws, and will be issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act. The common stock of the Company may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable U.S. state securities laws. This Current Report on Form 8-K is not an offer to sell nor is it a solicitation of an offer to buy the securities described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aeva Technologies, Inc.

Date: May 14, 2025	By:	/s/ Saurabh Sinha
Saurabh Sinha Chief Financial Officer